Exhibit (l)(3)
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of MONY Life Insurance Company, a New York corporation, (“Company”) by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Richard J. Bielen, Bradford Rodgers, Michael Temple, Marcia Alazraki, Wade Harrison, Cathy Wright, or Steven G. Walker, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign the following Post-Effective Amendments to the Registration Statement on Form N-4 filed by the Company, with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940:

MONY Master	File No. 033-37722

Further, each of the undersigned authorizes said attorney-in-fact, and each of them, to execute and sign any and all post-effective amendments to such Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and sealed this 28th day of April, 2022.

/s/ Michael G. Temple
 Michael G. Temple

/s/ Richard J. Bielen
Richard J. Bielen

/s/ Steven G. Walker
Steven G. Walker

/s/ Wade V. Harrison
Wade V. Harrison

/s/ Marcia Drucker Alzraki
Marcia Drucker Alzraki

/s/ Cathy Suzanne Wright
Cathy Suzanne Wright

WITNESS TO ALL SIGNATURES:

/s/ Bradford Rodgers
Bradford Rodgers